    As filed with the Securities and Exchange Commission on January 7, 2000
                                                      Registration No. 333-65411


                       SECURITIES AND EXCHANGE COMMISSION

                        POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ----------------

                            NEWPARK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      72-1123385
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                        3850 NORTH CAUSEWAY, SUITE 1770
                           METAIRIE, LOUISIANA 70002
                                 (504) 838-8222
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------

                            JAMES D. COLE, PRESIDENT
                            NEWPARK RESOURCES, INC.
                        3850 NORTH CAUSEWAY, SUITE 1770
                           METAIRIE, LOUISIANA 70002
                                 (504) 838-8222
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             HOWARD Z. BERMAN, ESQ.
                           ERVIN, COHEN & JESSUP LLP
                       9401 WILSHIRE BOULEVARD, 9TH FLOOR
                        BEVERLY HILLS, CALIFORNIA  90212
                                 (310) 273-6333
                               ----------------

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [_] __________


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [_] __________


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                               ----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

       This Post-Effective Amendment No. 2 is being filed to amend the Registration Statement on Form S-3 (No. 333-65411) filed with the Securities and Exchange Commission (the "Commission") on October 7, 1998 (the "Registration Statement"), pursuant to which Newpark Resources, Inc., a Delaware corporation (the "Registrant"), registered 1,473,673 shares of its common stock, $0.01 par value ("Common Stock"), on behalf of the selling stockholders named therein (the "Selling Stockholders"). The Commission declared the Registration Statement effective on October 14, 1998.

     Pursuant to the terms of the registration rights agreements entered into between the Registrant and each of the Selling Stockholders, the Registrant's obligation to maintain the effectiveness of the Registration Statement has expired. Accordingly, this Post-Effective Amendment No. 2 is being filed to deregister the 1,287,713 shares of Common Stock which remain unsold by the Selling Stockholders as of the date of this Post-Effective Amendment No. 1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on January 7, 2000.

                                    NEWPARK RESOURCES, INC.


                                    By     /s/ James D. Cole
                                      ---------------------------------------
                                      James D. Cole, Chairman of the Board,
                                      President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                     TITLE                       DATE
------------------------------   --------------------------------   -----------------
      /s/ James D. Cole           Chairman of the Board, President   January 7, 2000
------------------------------    and Chief Executive Officer
     James D. Cole

     Matthew W. Hardey*           Vice President of Finance          January 7, 2000
------------------------------    and Chief Financial Officer
     Matthew W. Hardey

     Wm. Thomas Ballantine*       Executive Vice President           January 7, 2000
------------------------------    and Director
     Wm. Thomas Ballantine

     Dibo Attar*                  Director                           January 7, 2000
------------------------------
     Dibo Attar

     W.W. Goodson*                Director                           January 7, 2000
------------------------------
     W. W. Goodson

     David P. Hunt*               Director                           January 7, 2000
------------------------------
     David P. Hunt

     Dr. Alan J. Kaufman*         Director                           January 7, 2000
------------------------------
     Dr. Alan J. Kaufman

     James H. Stone*              Director                           January 7, 2000
------------------------------
     James H. Stone


*By:    /s/ James D. Cole
     ------------------------
     James D. Cole as Attorney-In-Fact

                                       2